EXHIBIT 3.1
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SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 15th day of January, 1996.

BETWEEN:
KEITH CARRIGAN,

(hereinafter called "Carrigan")
- and -

MADELEINE H. ZUK
(hereinafter called "Zuk"
- and -

TRANSWAY CAPITAL INC.
(hereinafter called "TCI"),

WITNESSES THAT:

WHEREAS:

A. Carrigan is the registered and beneficial owner of 500,000 of the issued and outstanding common shares (the "Carrigan Shares") of CANTECH COMPOSITES INC. (formerly known as CANTECH INVESTMENTS LTD.) ("CanTech")
B. Zuk is the registered and beneficial owner of 500,000 of the issued and outstanding common shares (the "Zuk Shares") of CanTech;
C. TCI has agreed to exchange with Carrigan certain of the shares of TCI for the Carrigan Shares and to exchange with Zuk certain of the shares of TCI for the Zuk Shares;

NOW THEREFORE for and in consideration of the premises, the mutual covenants and agreements to be kept and performed by each of the parties, the parties agree as follows:
1     EXCHANGE OF SHARES
1.1   Delivery of Shares by Carrigan and Zuk
      On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Article 2):
      (a) Carrigan shall assign transfer and exchange with TCI the Carrigan Shares for common shares of TCI which exchange will be on the basis set forth in Section 1.2; and
      (b) Zuk shal l assign transfer and exchange with TCI the Zuk Shares for common shares of TCI which exchange will be on the basis set forth in
      Section 1.3.
The Carrigan Shares and the Zuk Shares shall be free and clear of all liens, security interests, claims, charges and encumbrances of any nature and kind whatsoever.

1.2   Consideration for Exchange of Carrigan Shares

As consideration for the assignment and transfer by Carrigan to TCI of the Carrigan Shares, TCI shall issue to Carrigan in exchange for the Carrigan
Shares:
(a) 500,000 previously unissued common shares of TCI (the "Carrigan Exchanged Shares"); and
(b) 250,000 common share purchase warrants of TCI (the "Warrants"), each Warrant entitling the holder thereof to purchase one (1) common share of TCI at the price per share of $0.40 the certificate representing the said Warrants being in the form of Schedule A attached hereto and being exercisable for a period of one year from the Date of Closing (the "Carrigan TCI Warrant").






      The Carrigan Exchanged Shares and the common shares of TCI, if any, issued pursuant to the Carrigan TCI Warrant shall be issued and allotted by TCI to Carrigan as fully paid and non-assessable upon receipt by TCI of the consideration therefor.

1.3 Consideration for Exchange of Zuk Shares

As Consideration for the assignment and transfer by Zuk to TCI of the Zuk Shares, TCI shall issue to Zuk in exchange for the Zuk Shares:
(a) 500,000 previously unissued common shares of the TCI (the "Zuk Exchanged Shares"); and
(b) 250,000 Warrants, each Warrant entitling the holder thereof to purchase one (1) common share of TCI at the price per share of $0.40 the certificate representing the said Warrants being in the form of Schedule A attached hereto and being exercisable for a period of one year from the Date of Closing (the "Zuk TCI Warrant").
The Zuk Exchanged Shares and the common shares of TCI, if any, issued pursuant tot he Zuk TCI Warrant shall be issued and allotted by TCI to Carrigan as fully paid and non-assessable upon receipt by TCI of the consideration therefor.

1.4 Section 85(1) Transfers
TCI agrees with each of Carrigan and Zuk that the exchange of the Zuk Shares and the exchange of the Carrigan Shares for unissued common shares and warrants of TCI shall each be completed in accordance with the rules contained in subsection 85(1) of the Income Tax Act, R.S.C. 1985, as amended (the "Act").

TCI, Zuk and Carrigan shall file such elections as may be necessary or advisable in order that the transactions contemplated by this section 1 may be completed in accordance with the rules set out in subsection 85(1) of the Act. TCI, Zuk and Carrigan acknowledge and agree that they shall elect an amount in respect of the respective sales and purchases of the Carrigan and Zuk Shares which amount shall be the cost amount (within the meaning of the Act) of the Carrigan Shares and the Zuk Shares, as the case may be, on the Closing Date.

If the Department of National Revenue should refuse to accept the purchase price or any other amount elected or relied upon by TCI, Carrigan or Zuk in connection with the sale and purchase of the Carrigan or Zuk Shares, and should suggest some alternative amount or assess based upon some alternative amount, then:

      (a) TCI of Carrigan or Zuk may challenge such alternative amount and negotiate with the Department of national Revenue or object to the appeal from any assessment issued by the said Department which relies on such alternative amount. In the event of such negotiation, objection and/or appeal by any one of TCI, Carrigan or Zuk, the other party to the transaction being reviewed covenants to co-operate with the party negotiating, objecting and/or appealing; and
      (b) If as a result of such negotiation, object and/or appeal, it is finally determined, whether by agreement with the Department of national Revenue or as a result of a hearing by the Tax Court of Canada or any higher tribunal that any amount elected or relied upon by the parties hereto in connection with the purchase and sale of the Carrigan or Zuk Shares was an amount (hereinafter referred to as the "final amount") different from the amount elected or relied upon by the parties hereto, TCI, Carrigan and Zuk covenant to accept the final amount, and:
      (i) to adjust the purchase price and the method of payment therefor; and
      (ii) to adjust any elected amount, so as to avoid any taxable capital gain, deemed dividend or income accruing to TCI, Carrigan or Zuk in respect of the transactions contemplated in this agreement.











2      CLOSING

2.1    Closing Date, Time and Place
      (a) Subject to paragraph 2.1(b), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Miller Thomson, Barristers and Solicitors, 2700-20 Queen Street West, Toronto, Ontario, on January 15, 1996.
      (b) If Closing does not occur by the Closing Date, the date and time for Closing may be extended by mutual agreement of Carrigan, Zuk and TCI.
        Alternatively any party may terminate this Agreement by notice in writing to the other parties, in which case this Agreement shall be of no further force or effect.

2.2 Deliveries by Carrigan and Zuk
At the Closing, each of Carrigan and Zuk shall deliver to TCI:
      (a)a resolution shall be passed by the Board of Directors of CanTech authorizing the transfer of the Carrigan Shares and the Zuk Shares to TCI;
      (b)certificates representing the Carrigan Shares and the Zuk Shares respectively duly endorsed in blank for transfer by Carrigan and Zuk respectively to TCI;
      (c) all corporate books and records of the CanTech; and
      (d)such other documents and instruments as counsel for TCI may reasonably require to effectuate or evidence the transactions contemplated hereby.

2.3 Deliveries and Action by TCI
At the closing, TCI shall deliver to Carrigan and Zuk:
      a)certificates representing the Carrigan Exchanged Shares and the Zuk Exchanged Shares;
      b)an opinion of TCI's counsel in form and substance substantially the same as the form of opinion attached as Schedule "G"; and
      c)such other documents and instruments as counsel for Carrigan or Zuk may reasonably require to effectuate or evidence the transactions contemplated hereby.

3 REPRESENTATIONS AND WARRANTIES OF CARRIGAN AND ZUK
Carrigan and Zuk hereby severally and separately represent and warrant to TCI as follows:
3.1 Authorized Capitalization, Outstanding Shares and Title
The authorized capital stock of the CanTech will, at the date of Closing consist of an unlimited number of Common Shares of which only the Carrigan Shares and the Zuk Shares will be issued and outstanding. All of the issued and outstanding shares of the CanTech will have been duly authorized and validly issued as fully paid and non-assessable shares. Carrigan will be the recorded and beneficial owner of, and have legal title to, all of the Carrigan Shares free and clear of all liens, pledges, charges, claims and other encumbrances and Zuk will be the recorded and beneficial owner of, and have legal title to, all of the Zuk Shares free and clear of all liens, pledges, charges, claims and other encumbrances.

3.2 Organization, Good Standing,, Power, Etc.
The CanTech is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, is not required at the date hereof to be authorized or licensed to do business as an extra-provincial or foreign corporation in any other jurisdiction within or outside in any other jurisdiction within or outside Canada) by reason of the nature of the business conducted by it, has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is a private company as defined by subsection (1) of The Securities Act (Ontario).

3.3 Agreements  Relating to Stock,  Options,  Warrants,  Restrictions on Shares,
    Etc.








None of CanTech, Carrigan or Zuk is a party to a party to any written or oral agreement, understanding, arrangement or commitment or bound by any certificate of incorporation, by-law or instrument including options, warrants or convertible securities) which creates any rights in a person with respect to shares of the capital stock or any other securities of the CanTech or which relates to the voting of restricts the transfer of, requires the Can Tech, Carrigan or Zuk to issue or sell, or create rights in any person with respect to the capital stock or other securities of the CanTech for warrants or rights with respect thereto) except for the right of the CanTech's bankers to require that their prior consent be given to a change in control There exists no option or other right purchase, or right to convert any securities or obligations into, any shares of the capital stock or other securities of the CanTech.

3.4 Certificate of Incorporation and By-Laws: Officers and Directors
Complete and correct copies of the CanTech's certificate and Articles of Incorporation as amended to date ("Articles of Incorporation") certified by the appropriate official of the jurisdiction of incorporation, and its By-Laws as amended to date ("By-Laws") certified by an officer of CanTech have been delivered to TCI. Such Articles of Incorporation and ByLaws are in full force and effect and the CanTech is not in violation of any of the provisions thereof. A complete and correct list of all CanTech officers and directors has been delivered to TCI.

3.5 No Subsidiaries
The CanTech has no interest, direct or indirect, in any other corporation, company business, trust, partnership, limited partnership, joint venture or other entity or association.

3.6 Authorizations and Enforceability
Carrigan and Zuk each has all requisite power, authority and capacity to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby without first obtaining the consent of any other person or body corporate.

3.7 Effect of Agreement, Etc.
The execution, delivery and performance of this Agreement by Carrigan and Zuk and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, violate any provision of law, statute, rule or regulation to which the CanTech, Carrigan or Zuk is subject, including any Act of the Legislature of the Province of Ontario governing family relations or the rights of a spouse.

3.8 Restrictions, Burdensome Agreements
None of CanTech, Carrigan or Zuk is a party to any agreement, debt instrument, commitment or agreement and none of CanTech, Carrigan or Zuk nor any of their respective properties and assets are subject to or bound or affected by any charter, by-law or other corporate restriction, or any order, judgement, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would:
      (a) prevent any of them from entering into this Agreement or from consummating the transactions contemplated hereby: or
      (b) adversely affect, or in the future adversely affect, the business, properties, prospects or the condition, financial or otherwise, of CanTech or accelerate the due date for payment of any liabilities of CanTech.

3.9 Government and Other Consents
No consent, authorization or approval of or exemption by or filing with any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by









Carrigan or Zuk of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated.

3.10 Permits, Licenses, Compliance with Applicable Laws and Court Orders
CanTech has all requisite corporate power and authority, and all permits, licenses, orders and approvals of governmental and administrative authorities to own, lease and operate its properties and to carry on its business as presently conducted. CanTech's conduct of its business does not violate or infringe any domestic or foreign law, statute, ordinance or regulation currently in effect, scheduled to come into effect or, to the knowledge of Carrigan or Zuk, proposed to be adopted, the enforcement of which would adversely affect the financial condition, results of operations, properties or business of CanTech. CanTech is not aware of any default in any respect under any executive, legislative, administrative or private (such as arbitrational ruling, order, writ, injunction or decree.

3.11 Financial Statements, Absence of Undisclosed Liabilities
The financial statements of CanTech for the period ended October 31, 1995, which are attached hereto as Schedule B are true and correct in all material respects and present fairly the financial position of CanTech as of those dates, and the results of its operations for the periods then ended, in accordance with generally accepted accounting principles applied on a consistent basis with that of the previous years and since then there has not been any adverse material change has occurred in the financial position, condition or affairs of CanTech.

3.12 Title to Properties, Absence of Liens and Encumbrances, Etc.
CanTech owns and has good and marketable title to its properties, assets and leases used in the business free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title. No default or event of default exists and not event which, with notice or lapse of time or both, would constitute a default, has occurred and is continuing under the terms or provisions, express or implied, of any agreement to which any of the properties of CanTech is subject, nor has CanTech received notice of any claim of such default, nor has CanTech failed to comply in any respect with any provision or condition of any such agreement. CanTech has not received a notice of violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its owned or leased properties.

3.13 Royalty Payments
Except pursuant to the sublicense agreement attached as Schedule C, CanTech is not obligated to pay any royalty or similar payments to any person, firm, or corporation.

3.14 Associated Liabilities of CanTech
No officer, director, employee or shareholder of CanTech is indebted or under any obligation to the CanTech on any account whatsoever.

3.15 Tax Liabilities
Except as set forth in the financial statements referred to in Section 3.11 or which are accrued in the books and records of CanTech since October 31, 1995, CanTech has no liability for income or sales or use taxes.

3.16 Agreements, Plans, Arrangements, Etc.
Except for the contracts set forth in Schedule D, CanTech is not a party to, nor is CanTech or any of its properties and assets bound or affected by any oral or written agreement of any sort, including without limitation:
      (a) lease agreement (whether as lessor or lessee) relating to real or personal property;









      (b) license agreement, assignment or other contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor), unpatented designs or styles, know-how or technical assistance;
      (c) employment or consulting agreement;
      (d) agreement for the purchase or sale of goods, material, supplies, machinery, capital assets or services;
      (e) agreement with any labour union;
      (f) agreement with any supplier, distributor, franchisor, dealer, sales agent or representative;
      (g) agreement with any manufacturer, supplier or customer with respect to discounts or allowances;
      (h) joint venture or partnership agreement with any other person;
      (i) agreement for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;
      (j) agreement with any bank, factor, financing company or similar organization regarding the financing of accounts receivable or other extensions or credit;
      (k) agreement granting any lien, security interest or mortgage on any property or asset of CanTech including, without limitation, any factoring agreement for the assignment of accounts receivable;
      (l) agreement for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;
      (m) advertising agreement of any kind;
      (n) agreement which restricts it from doing business anywhere in the world
      (o) agreement, statute or regulation giving any party the right to re-negotiate or require a reduction in prices or the re-payment of any amount previously paid;
      (p) any agreement to defend, indemnify and/or hold harmless any person;
      (q) agreement, pension plan, profit sharing plan, bonus plan, undertaking or arrangements, whether oral, written or implied, with the employees, lessees, licensees, manager, accountants, suppliers, agents, distributors, its officers or Directors or others which cannot be terminated on not more than one (1) month's notice; or
      (r) agreement to pay severance pay for separation allowances, except for any requirement which may be applicable at law.

3.17 Litigation
There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending or threatened against, relating to or affecting CanTech or any of the assets, properties or businesses of CanTech or the transactions contemplated by this Agreement which may have any adverse effect upon the assets, properties or business of CanTech or the transactions contemplated by this Agreement. There is not in existence at the date hereof any order, judgement or decree of any court or other tribunal or any agency or self-regulatory body to which CanTech or the business, properties or assets of CanTech are subject or by which they are bound.

3.18 Intangible Property
CanTech owns or possesses licenses or other rights to use such intangible properties and know-how and other proprietary information necessary to the conduct of its business as presently conducted.

3.19 Books and Records
The minute book of CanTech contains complete and accurate records of all meetings and accurately reflects all other corporate action of the shareholders and directors (and committees thereof) of CanTech as of the date hereof and all material transactions or property recorded and filed.








3.20 Resident
Each of Carrigan and Zuk is a resident of Canada within the meaning of Section 116 of the Income Tax Act of Canada.

3.21 No Finder
None of CanTech, Carrigan or Zuk has taken any action which would give to any firm, corporation, agency or other person a right to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.

4 REPRESENTATIONS  AND WARRANTIES OF TCI
TCI represents and warrants to Carrigan and Zuk as follows:

4.1 Organization, Good Standings Power, Etc.
TCI is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. TCI has all requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated herein.

4.2 Authorization of Agreement and Enforceability
The Agreement has been duly and validly authorized, executed and delivered by TCI and constitutes a valid and binding obligation of TCI fully enforceable in accordance with its terms.

4.3 Reporting Issuer
TCI is now and has been a reporting issuer for at least twelvemonths under the Securities Act of Ontario and the regulations thereunder and is not in default of any requirement under the Securities Act of Ontario and the regulations thereunder. In particular, without limiting the foregoing, no material change relating to TCI has occurred with respect to which the requisite material change statement has not been filed with all relevant securities regulatory authorities.

4.4 No Cease Trade Order
No order to cease trading in the securities of TCI or prohibiting the issue, sale and delivery of the Zuk Exchanged Shares, the Carrigan Exchanged Shares, the Zuk TCI Warrants and/or the Carrigan TCI Warrant has been issued and no proceedings for such purpose are pending or threatened.

4.5 TCI's Listing
TCI's shares are quoted on the Canadian Dealer Network Inc. (the "CDN") and TCI is in compliance with Ontario Securities Commission policy respecting the CDN.

4.6 No Breach
The execution and delivery of this Agreement, the performance of the terms hereof, the issue, sale and delivery at closing of the Carrigan Exchanged Shares and the Zuk Exchanged shares, and the issue and delivery of the requisite number of shares of TCI upon exercise of the Carrigan TCI Warrant and the Zuk TCI Warrant do not and will not result in the breach of, and do not create a state of facts after which notice or elapse of time or both will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of: (a) any statute, rule or regulation applicable to TCI or any of its subsidiaries, including, without limitation, any applicable securities law;
(b) the constating documents, by-laws or resolutions of TCI or any of its subsidiaries; (c) any applicable administrative regulation, court judgement, decree or order binding upon TCI or any of its subsidiaries; or (d) any indenture, agreement or other instrument to which TCI or any of its subsidiaries is a party or by which TCI or any of its subsidiaries is bound.

4.7 Purchaser's Stock
(a) The authorized capital of TCI will be, immediately prior to Closing, an unlimited number of common shares without nominal or par value, an unlimited number of Class A Special Shares without par value and issuable in series and an unlimited number of Class B special shares without par value, of which only 6,335,919 common shares will be issued and outstanding (excluding the shares required to be issued hereunder). There are existing 5,000,000 warrants of TCI (the "Existing Warrants") issued and outstanding each of which entitles the holder thereof to purchase, on or before January 13, 1997, one common share of TCI at a price of $0.20. In addition, the Board of TCI has approved the reservation for issuance of 1,000,000 Common Shares under TCI's employees stock option plans which approval is subject to shareholder approval. Except as set forth in this Section 4.3(a) or as contemplated by this Agreement, there exists no option or other right to purchase, or right to convert any securities or obligations into, any shares of the capital stock or other securities of the TCI.
(b) All of the issued and outstanding shares of TCI have been duly authorized and validly issued and are issued and allotted as fully paid and non-assessable shares. All of the shares of TCI issued and allotted pursuant to the Carrigan TCI Warrant or the Zuk TCI Warrant have been duly authorized and will, upon receipt by TCI of the consideration therefor when issued, be validly issued and allotted. Except as referred to in this Section 4.3 there are no commitments plans or arrangements of any kind to issue and no outstanding options, warrants convertible securities or other rights calling for the issuance of or the purchase of any unissued shares of TCI.

4.8 Effect of Agreement, Consents, Etc.
No consent, authorization or approval or exemption by or filing with any governmental or public body or authority is required in connection with the execution, delivery and performance by TCI of this Agreement or the taking of any action hereby contemplated except as may arise out of the Determination.

4.9 No Finder
There is no firm, corporation, agency or other person that is entitled to a consultant's or finder's fee or any type of brokerage in connection with the transactions contemplated by this Agreement.

4.10 Investment
TCI is acquiring the Carrigan Shares and the Zuk Shares for its own account and not with a view to or for resale, and TCI has no present intention of distributing or reselling to others any of the Carrigan Shares or the Zuk Shares or granting any participation therein, except in compliance with all applicable provincial securities laws.

4.11 Certificate of Incorporation, etc.
Complete and correct notarial copies of TCI's incorporating documents as amended to date (the "Articles") certified by the appropriate official of the jurisdiction of incorporation and copies of TCI's By-Laws as amended to date (the "By-Laws") certified by an officer of TCI will be delivered at Closing by TCI to Carrigan and Zuk. The Articles and By-Laws are in full force and effect and TCI is not in violation of any of the provisions thereof.

4.12 Financial Statements, Absence of Undisclosed Liabilities
The audited financial statements for the period ended December 31, 1994 and the unaudited financial statements of TCI for the period ended September 31, 1995, which are attached hereto as Schedule E are true and correct in all material respects and present fairly the financial position of TCI as of those dates, and the results of its operations for the periods then ended, in accordance with generally accepted accounting principles applied on a consistent basis with that of the previous years and since September 30, 1995 no adverse material change has occurred in the financial position, condition or affairs of TCI.

4.13 Accuracy of Filing Statements
The information to be set forth in any documents filed by TCI in connection with the transactions contemplated by this Agreement will be complete and accurate of the time of the filing and will not contain a mis-statement of material facts nor will it omit any statement of any material fact necessary to make any statement contained therein not misleading.

4.14 Transaction in the Ordinary Course
Since September 30, 1995, TCI has only operated its business in the ordinary course and has not entered into any transactions with any person, firm or corporation with which it does not deal at "arm's length".

4.15 Tax Filing
TCI has filed with the appropriate governmental agencies all tax returns required to be filed up to the date of this Agreement and there are no unpaid assessments and no notification has been received from any governmental authority that it proposes to issue a reassessment to TCI in respect of any taxes shown on those tax returns. All taxes required to be paid by TCI have been paid within the time required therefore and all accrued liability for taxes, if any, have been paid when due and all other liability for such taxes has been provided for in the books and records of TCI.

4.16 Litigation
There are no claim, action, suit, proceeding, arbitration, investigation or inquiry pending or threatened against, relating to or affecting, TCI or any of the assets, properties or the business of TCI or the transaction contemplated by this Agreement, nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or Enquirer which may have an adverse effect upon the assets, properties or business of TCI or the transaction contemplated by this agreement. Neither TCI nor any officer, director or employee of TCI has been enjoined or barred by any order, judgement or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing in any conduct or practice which would be material to the transaction contemplated by this Agreement. There exists no order, judgement or decree of any court o other tribunal or any agency or self-regulatory body to which TCI or the business, properties or assets of TCI are subject or by which they are bound.

4.17 Investment Canada Act
TCI is a Canadian within the meaning of the Investment Canada Act.

5 ADDITIONAL COVENANTS OF THE PARTIES
5.1 Covenant of Confidentiality
Each of Carrigan and Zuk covenants not at any time to publish or disclose or authorize, or permit any of their respective agents, or representatives or any third party under their control to publish or disclose any information or other data, including, without limitation, financial information, or business or financial books, record or other information of or pertaining to TCI which has been furnished by or on behalf of TCI in connection with this Agreement and which is not otherwise publicly available, except as required by law, and except for the purpose of obtaining any necessary consents to the transfer of the Carrigan Shares or the Zuk Shares to TCI.

5.2 Covenant Not to Disclose









Each of Carrigan and Zuk covenants not to, unless and until this Agreement is terminated, he at any time disclose or otherwise make known or available to any person, firm, corporation, or other entity other than TCI or its affiliates, or use for their own account, any information that relates to the CanTech, this Agreement, the transactions contemplated hereby, the existing business of CanTech or the reasonably contemplated or foreseeable business of CanTech, including, but not limited to, trade secrets, formulae, marketing plans or proposals, financial information, or any observations, data, written material, records of documents used by or relating to the business of CanTech which are of a confidential nature (collectively, the "Proprietary Information") for any reason or purpose except this provision shall not prohibit Carrigan or Zuk from making disclosure in their respective capacity as an officer or director of CanTech provided such disclosures are for the benefit of CanTech and are made in the ordinary course of CanTech's business. Proprietary Information includes any such information ;whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Carrigan or Zuk, and whether or not it is a matter of public knowledge unless it became public knowledge as a result of authorized disclosure to the general public.

5.3 Access to CanTech by TCI
Pending Closing, TCI and TCI's counsel, accountants and other professional advisors shall have full access during normal business hours between the date hereof and the Closing Date to all properties, books, contracts, commitments and records of CanTech and shall furnish to TCI all such information regarding the business, affairs and property of CanTech as TCI may reasonably request.

5.4     Access to TCI by Carrigan and Zuk
TCI shall permit Carrigan and Zuk and their counsel, accountants or other representatives between the date hereof and the Date of Closing to have full access during normal business hours to all properties, books, contract, commitments and records of TCI and will furnish to Carrigan and Zuk all such information as either of them may reasonably request.

5.4 TCI's Obligation to Provide Funding to CanTech
As soon as possible, and in any event within 12 months after Closing, TCI shall:
    (a) raise not less than $1,500,000 in cash; and
    (b)make a cash investment in CanTech of not less than $1,500,000 the proceeds of which shall be applied and used to develop, manufacture, market, distribute and sell the products (the "Sublicensed Products") which it is authorized to manufacture, market, distribute and sell pursuant to the Sublicense Agreement.

In addition, TCI shall provide to CanTech, or cause CanTech to raise, sufficient additional funds to enable CanTech to properly and fully develop and exploit the market for the Sublicensed Products.

6 CONDITIONS TO TCI's OBLIGATIONS
The obligations of TCI hereunder are subject to the fulfilment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by TCI in its sole discretion.

6.1 Accuracy of Representations and Warranties
Each of the representations and warranties of Carrigan and Zuk contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby and each of Carrigan and Zuk shall have delivered a certificate to that effect.

6.2 Performance of Covenants








Carrigan and Zuk shall have performed, complied and have caused the CanTech to perform and comply, with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date Pursuant to this Agreement.

6.3     Litigation, Etc.

       (a) No Claims, Etc.
       No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting TCI, CanTech, Carrigan or Zuk which would have a material adverse effect upon CanTech or the transactions contemplated by this Agreement.
       (b) No violations
       Noviolation shall exist, or be alleged by any governmental authority to exist, or any law, statute, ordinance or regulation, the enforcement of which would materially adversely affect the financial condition, results of operations, properties or business of CanTech.
       (c) Laws, Etc.
       No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Carrigan or Zuk to consummate the transactions contemplated by this Agreement.

6.4 Consents
Carrigan and Zuk shall have  delivered to TCI all consents and  approvals of all
persons  and  entities   necessary  for  the  performance  of  the  transactions
contemplated by this Agreement.

6.5 Carrigan's Employment Contract
Carrigan shall have confirmed that he employment contract attached as Schedule F (the "Employment Contract") has been duly executed by Carrigan and CanTech and is in full force and effect unamended as at Closing.

6.6 Determination
TCI shall be satisfied that the issuance of the Carrigan Exchanged Shards, the Zuk Exchanged Shares and the Carrigan TCI Warrant and the Zuk TCI Warrant required to be issued under this Agreement to Carrigan and Zuk respectively will be exempt from prospectus requirements under the Ontario Securities Act and that no exemption order under the Ontario Securities Act is required (the "Determination").

6.7 Other Documents, Etc.
TCI shall have received from Carrigan and Zuk such other instruments, documents and certificates certifying that CanTech is validly existing under the Province of Ontario it shall reasonably request.

6.8 TCI to Continue to be Reporting Issuer
TCI will hereafter use its best efforts to continue to be a reporting issuer not in default of any material requirement under applicable securities laws and regulations of the province of Ontario.

7 CONDITIONS TO CARRIGAN'S AND ZUK'S OBLIGATIONS
The obligations of Carrigan and Zuk hereunder are subject to the fulfilment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Carrigan and Zuk in their sole discretion.

7.1 Accuracy of Representations and Warranties
Each of the representations and warranties of TCI contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby and TCI shall have delivered a certificate of a senior office to that effect.

7.2 Performance of Covenants
TCI shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

7.3 Litigation, Etc.
No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting the TCI which might result or has resulted either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.4 Satisfaction with the Determination
Carrigan and Zuk shall be satisfied that the Determination is correct.

7.5 Carrigan Employment Contract
TCI shall have acknowledged and confirmed the Employment Contract and shall have executed and delivered to Carrigan the covenant attached as Schedule H.

7.6 Funding Arrangements for CanTech
Carrigan and Zuk shall be satisfied that TCI has made the necessary arrangements or has a feasible plan in place to,
      (a) raise not less than $1,500,000; and
      (b) to make a cash investment in CanTech of not less than $1,500,000 within 12 months after Closing, the proceeds of which shall be applied and used to develop, manufacture, market, distribute and sell the Sublicensed Products.

7.7 Arrangements Regarding Existing Warrants
On or before Closing, TCI shall have entered into arrangements with the holders of the Existing Warrants such that neither the exercise by the holders of any of the Existing Warrants nor any trades of the shares of TCI issued pursuant to any of the Existing Warrants do not adversely affect the market for the shares in TCI. Such arrangements shall be satisfactory to Carrigan and Zuk.

8      TERMINATION
This Agreement may be terminated prior to the Closing Date:
      (a) By Carrigan and Zuk or TCI if the Closing has not taken place on or before November 30, 1995 provided however that such termination shall not relieve any party from liability if such party, as of the termination date, is in breach of any of the provisions of this Agreement.
      (b) By TCI,  if on the  Closing  Date any of the  conditions  set forth in
          Article 6 have not been satisfied, or waived by TCI.
      (c) By Carrigan or Zuk, if on the Closing Date any of the conditions set forth in Article 7 have not been satisfied or waived by Carrigan or Zuk, as the case may be.

9     INDEMNIFICATION
9.1   Survival of Representation, Warranties and Indemnification
All representations, warranties, covenants and agreements herein contained on the part of each of Carrigan, Zuk and TCI shall survive the Closing provided that such representations and warranties except with respect to tax matters (which shall continue until the expiry of the applicable statute of limitations, and claims based on fraud which shall not expire) shall only survive until the day is 2 years from the








Closing Date after which time if no claim shall have been made hereunder against a party hereto with respect to any incorrectness in or breach of any representation or warranty made herein by such party, such party shall have no further liability hereunder with respect to such representation and warranty.

9.2 Limitation on Liability
No breach of any representation or warranty shall give rise to a claim by either Carrigan, Zuk or TCI against the other unless the amount determined to be owing by either of them to the other as a result thereof would exceed $10,000 for any single breach or if the amount at issue would when added to the sum of all prior amounts in respect of which a claim would otherwise be made, total in excess of $25,000 in ;which case all of the amounts then at issue shall be recoverable.

10 GENERAL
10.1 Expenses, Etc.
TCI shall pay all reasonable costs, fees and expenses incurred by each party to this Agreement to his, her or its respective legal counsel and accountants and other experts.

10.2 Waiver
No Action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

10.3 Binding Effect, Benefits
This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

10.4 Notice
All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted ;by telex, or other telecommunication facility or on receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made as follows:

               (a) if to Carrigan, to:
                   20 Humbertrail
                   Bolton, Ontario
                   L7Z 5R8

               (b) if to Zuk, to:
                   R.R.#1
                   Delhi, Ontario
                   N4B 2W4

               (c) if to TCI, to:
                   Suite 703
                   27 St. Clair Avenue East
                   Toronto, Ontario
                   M4T 2N5
                   Attention:  President







                   Fax: 416-921-1443

Or to such other address as any party may designate by giving notice to the other parties hereto.

10.5 Entire Agreement, Amendment
This Agreement (including all Schedules attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

10.6 Headings
The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

10.7    Counterparts
This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10.7 Gender, Singular and Plural
Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate. Any reference in this Agreement in the singular shall mean the plural, and vice versa, as appropriate.

10.8 Governing Law
This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the Province of Ontario.

10.9 Time of Essence
Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date on the first page hereof.

SIGNED, SEALED AND DELIVERED            )
  In the presence of                    )
                                        )       __________________________ l/s
                                        )       Keith Carrigan

                                        )
                                        )
                                        )       __________________________ l/s
                                        )       Madeleine H. Zuk

                                        )
                                        )

                                                TRANSWAY CAPITAL INC.

                                                Per: ______________________











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